Exhibit 99.2

Lincoln Centre Tower I 5400 Lyndon B. Johnson Freeway, Suite 1300 Dallas, Texas 75240 T 214.238.5700 F 214.238.5701

Capital Southwest Withdraws its Voluntary $35 Million Partial Redemption on December 2022 Notes

Dallas, Texas - March 26, 2020 - Capital Southwest Corporation (“Capital Southwest” or the “Company”; Nasdaq: CSWC), an internally managed business development company focused on providing flexible financing solutions to support the acquisition and growth of middle market businesses, today announced the Company will withdraw its voluntary redemption of $35,000,000 in principal of the $77,136,175 in aggregate principal amount of issued and outstanding 5.95% Notes due 2022 (the “December 2022 Notes”) previously scheduled to be redeemed on April 3, 2020.

Bowen Diehl, Chief Executive Officer, commented, “As everyone is aware, the world is suffering through a pandemic which is causing extreme disruptions to the U.S. and global economy and financial markets at least for the near term. The full extent of the economic impact, duration, and spread of the COVID-19 pandemic and impact on any of our portfolio companies remains uncertain. Notwithstanding these uncertainties, we have been closely monitoring our loan portfolio and we believe the management teams and financial sponsors of our portfolio companies are taking the appropriate steps to manage the business disruptions. Our fundamental approach toward investing and capitalization has always been one of conservatism, with a priority on safeguarding shareholder value while maintaining liquidity to invest where attractive risk adjusted returns exist. While we believe our liquidity is strong, with approximately $176 million in undrawn capital commitments on our revolving credit facility, we believe that given the uncertainty that currently exists in the U.S. economy, the most prudent course of action is to postpone the optional redemption of a portion of our December 2022 Notes to a time when more certainty exists in the market. As a reminder, we submitted the voluntary redemption notice on February 27, 2020 before the full extent of the COVID-19 pandemic was known. We will continue to consider partially redeeming the December 2022 Notes in time, prior to their stated maturity, but we believe it is in the best interests of the Company and its stakeholders to preserve capital until we better understand both the severity of the impact and timing of recovery in the market.”

About Capital Southwest

Capital Southwest Corporation (Nasdaq: CSWC) is a Dallas, Texas-based, internally managed business development company with approximately $312 million in net assets as of December 31, 2019. Capital Southwest is a middle market lending firm focused on supporting the acquisition and growth of middle market businesses with $5 million to $25 million investments across the capital structure, including first lien, unitranche, second lien, subordinated debt and non-control equity co-investments. As a public company with a permanent capital base, Capital Southwest has the flexibility to be creative in its financing solutions and to invest to support the growth of its portfolio companies over long periods of time.

Forward-Looking Statements

This press release contains historical information and forward-looking statements with respect to the business and investments of Capital Southwest. Forward-looking statements are statements that are not historical statements and can often be identified by words such as "will," "believe," "expect" and similar expressions and variations or negatives of these words. These statements are based on management's current expectations, assumptions and beliefs. They are not guarantees of future results and are subject to numerous risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. These risks include risks related to changes in the markets in which Capital Southwest invests, changes in the financial and lending markets, regulatory changes, tax treatment and general economic and business conditions, and uncertainties associated with the impact the COVID-19 pandemic, including the global and U.S. capital markets, the global and U.S. economy, and the operational and financial performance of the portfolio companies in which we make investments.

Readers should not place undue reliance on any forward-looking statements and are encouraged to review Capital Southwest's Annual Report on Form 10-K for the year ended March 31, 2019 and subsequent filings, including the "Risk Factors" sections therein, with the Securities and Exchange Commission for a more complete discussion of the risks and other factors that could affect any forward-looking statements. Except as required by the federal securities laws, Capital Southwest does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Investor Relations Contact:

Michael S. Sarner, Chief Financial Officer
214-884-3829